EXHIBIT 99.1

NEWS RELEASE

                       FOR: WATSON PHARMACEUTICALS, INC.

                       APPROVED BY:   Allen Chao, Ph.D.
                                      Chairman and Chief Executive Officer
                                      Watson Pharmaceuticals
                                      (909) 270-1400

                       CONTACTS:      Morgen-Walke Associates, Inc.
                                      Suzanne Craig, Lisa Laukkanen, Doug Sherk
                                      (415) 296-7383
FOR IMMEDIATE RELEASE                 Sandra Badurina, Josh Passman
---------------------                 (212) 850-5698

                                      Searle
                                      Jack Domeischel
                                      V.P. Corporate Communications
                                      (847) 470-6720

                WATSON PHARMACEUTICALS COMPLETES ACQUISITION OF
           BRANDED OFF-PATENT ORAL CONTRACEPTIVE PRODUCTS FROM SEARLE

CORONA, CA--(October 24, 1997)--Watson Pharmaceuticals, Inc. (NYSE-WPI) and Searle, a subsidiary of Monsanto Company (NYSE:MTC), announced today that Watson's wholly owned subsidiary, Watson Laboratories, Inc., has completed the acquisition of the U.S. rights to three Searle branded off-patent oral contraceptive products: Genora, Levora and Nor QD. The transaction was consummated through the cash payment of $80 million, including the original $75 million agreed upon, plus an additional $5 million related to the achievement of certain events between the signing and the closing. Watson has also agreed, for an undisclosed consideration, to acquire the U.S. rights to four additional products if and when the products are available or receive FDA approval.
     Searle, the pharmaceutical business of Monsanto, researches and develops pharmaceutical products and other healthcare solutions worldwide. As part of its mission to bring to market innovative, value-added products that satisfy unmet medical needs, Searle focuses its expertise on five key areas: cardiovascular disease; arthritis; sleep disorders; cancer; and women's healthcare.
     Watson Pharmaceuticals, Inc., headquartered in Corona, CA, is engaged in the development, manufacture and sale of off-patent and proprietary pharmaceutical products.

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